                                                                    EXHIBIT 21.1

ENTITY NAME                                                        JURISDICTION
-----------                                                        ------------
Informix International, LLC                                        Delaware, USA
Ascential Software Latin, Inc.                                     Delaware, USA
Ascential Systems, Inc.                                            Delaware, USA
Mercator Software, LLC                                             Delaware, USA
Vality Technology Incorporated                                     Massachusetts, USA
Ascential Software Argentina S.A.                                  Argentina
Ascential Software Pty Ltd                                         Australia
Mercator Software Australia Pty Ltd                                Australia
Ascential Software de Bolivia S.A.                                 Bolivia
Ascential Software do Brasil Ltda.                                 Brazil
Ascential Software (Canada) Inc.                                   Canada (Nova Scotia)
Ascential Software de Chile S.A.                                   Chile
Informix Software (China) Co., Ltd.                                China
Ascential Software de Colombia S.A.                                Colombia
Ascential Software s.r.o. v likvidaci                              Czech Republic
Ascential Software ApS                                             Denmark
Informix Software del Ecuador S.A.                                 Ecuador
Ascential Software S.A.R.L.                                        France
Ascential Software Integration S.A.R.L.                            France
Ascential Software GmbH                                            Germany
Garmhausen und Partner Gesellschaft fur Softwareentwicklung
       und Vertrieb mbH                                            Germany
Mercator International GmbH                                        Germany
Mercator Software GmbH                                             Germany
Ascential Software (Hong Kong) Limited                             Hong Kong
Ascential Hong Kong Limited                                        Hong Kong
Ascential Software (India) Private Limited                         India
Ascential Software Ltd.                                            Ireland/Barbados
Ascential Holdings Company                                         Ireland
Ascential Software Ireland Ltd.                                    Ireland
Ascential Shelf Company Limited                                    Ireland
Ascential Software S.r.l.                                          Italy
Ascential Software K.K.                                            Japan
Ascential Integration Japan K.K.                                   Japan
Ascential Korea, Ltd.                                              Korea
Ascential Software Sdn. Bhd.                                       Malaysia
Ascential Software de Mexico, S. de R.L. de C.V.                   Mexico
Ascential Software B.V.                                            Netherlands
Ardent Software B.V.                                               Netherlands
Ascential Software B.V.                                            Netherlands
Ascential Software Limited                                         New Zealand
Ascential Software AS under avvikling                              Norway
Ascential Software de Peru S.A.                                    Peru
Ascential Software Sp. z.o.o. w likwidacji                         Poland
Ascential Software Portugal Lda.                                   Portugal
Ascential Software Asia-Pacific Pte Ltd                            Singapore
Ascential Software Singapore Pte Ltd                               Singapore
Ascential Software, spol. s r.o. v likvidacji                      Slovakia
Ascential Software South Africa (Proprietary) Limited              South Africa
Ardent Software Africa (Proprietary) Limited                       South Africa
Ardent Software Data Management (Proprietary) Limited              South Africa
Ascential Software Iberica, S.A.                                   Spain
Ascential Software Integration, S.L.                               Spain
Ascential Software AB                                              Sweden
Ascential AB                                                       Sweden

Mercator Software AB                                               Sweden
Ascential Software AG                                              Switzerland
Ascential Software Taiwan, Inc.                                    Taiwan
Ascential Software Limited                                         U.K. (England)
Ascential IHQ Limited                                              U.K. (England)
Ascential UK Limited                                               U.K. (England)
Ardent Software Limited                                            U.K. (England)
Prism Data Warehouse Solutions Limited                             U.K. (England)
Vmark Software UK Limited                                          U.K. (England)
Ascential Software de Venezuela, S.A.                              Venezuela